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                                                               Exhibit 10(q)

                                  AGREEMENT
                                  ---------

This Agreement is entered into by and between Solutia Inc., a Delaware corporation ("Solutia") and ______________ ("Employee"), and is dated as of ________________, ______.

WHEREAS, Employee is employed by Solutia as ____________________.

WHEREAS, Solutia has determined that the continued employment of Employee is critical to the success of Solutia;

WHEREAS, Solutia believes that establishing an incentive arrangement for Employee will increase the likelihood that Solutia will continue to have Employee's advice, counsel, leadership and dedication.

NOW, THEREFORE, for good and valuable consideration, Solutia and Employee, intending to be bound, agree as set forth in this Agreement.

1)       EMPLOYMENT
         ----------

         a) Employee's employment with Solutia during the Employment Period will be under the same terms and conditions as those that applied immediately prior to the date of this Agreement (or as subsequently amended from time to time). The "Employment Period" for purposes of this Agreement shall mean the period beginning on the date of this Agreement and ending December 31, 2004.

         b) Nothing in this Agreement is intended, and nothing herein will be construed, to conflict with or supersede the terms of any prior agreement(s) between Employee and Solutia regarding Employee's employment with Solutia, or the ability of Employee or Solutia to terminate such employment; the obligations imposed herein are in addition to the obligations imposed by such agreement(s) and not in substitution therefor.

         c)   During the Employment Period, Employee will:

              i) devote all business time to the duties of employment with Solutia;

              ii) perform all duties of employment with Solutia faithfully and effectively and to the best of Employee's ability;



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              iii) act in the best interests of Solutia and its shareholders and engage in no conflict of interest with Solutia.

2)       COMPENSATION; INCENTIVE AGREEMENT
         ---------------------------------

         a) During the Employment Period, Solutia will compensate Employee in accordance with the terms and conditions in effect immediately prior to the date of this Agreement (as amended from time to time), including eligibility for an award under the terms of the Solutia Inc. Annual Incentive Plan ("AIP"). Any awards under the AIP shall be made at the same time as awards are generally made to other Solutia employees under the AIP. Nothing in this Agreement shall be construed to provide Employee with the right to participate in the AIP or any other incentive or benefit plan as in effect immediately prior to the date of this Agreement if Solutia determines to change or terminate such plan and the change or termination is generally applicable to employees who are similarly situated to Employee.

         b) In addition to the foregoing, subject to Section 2(c) below, Employee shall receive a special incentive award (the "Special Award"). The amount of the Special Award will be ________ % of Employee's base salary as of the date of the Special Award payment.

         c) The Special Award will be paid in two (2) equal installments, less any required withholding, as soon as practicable on or after June 30, 2004 and December 31, 2004, provided that the following conditions have been met:

              i) Employee is (1) continuously employed by Solutia from the date of this Agreement; or (2) Employee was involuntarily terminated without Cause at any time after the date of this Agreement; or (3) in the event of Employee's death or total and permanent disability or disability for any occupation (as defined in the applicable Solutia disability plan) ("Disability"); and

              ii)  Employee has fulfilled the obligations set forth in
                   Section 1 of this Agreement, in the judgment of the CEO of Solutia or his designee.

         d)   Notwithstanding anything contained herein to the contrary:

              i) If, prior to an applicable installment payment date during the Employment Period, Employee (i) retires or terminates employment with Solutia (other than as a result of death or Disability); (ii) announces his intent to so retire or terminate employment; or (iii) is terminated by Solutia for Cause, Employee will not receive any portion of the Special Award installment payment applicable to that installment period. "Cause" as used in this Agreement shall include willful misconduct, dishonesty, insubordination, conviction of a felony or its equivalent, gross negligence in the performance of Employee's duties, the illegal use of drugs or controlled substances and violation of Solutia's


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                   policies (including without limitation Solutia's
                   Guidelines for Employee Conduct) in such a manner as to expose the employer to administrative, civil or criminal liability;

              ii) If Employee is not actively employed for the entire installment period due to disability, sick leave, family leave, or other approved leave of absence, but is otherwise eligible for a Special Award, the Award will be pro-rated to cover only the time actively employed plus any qualifying leave (up to 12 weeks) under the federal Family Medical Leave Act, but will not cover any other disability or other leave. Employee must return to active employment in order to qualify for the Special Award installment, and will be paid only after he or she so returns.

              iii) Payment of the Special Award terminates any and all
                   obligations of Solutia under this Agreement.

              iv) If Employee is eligible for a retention award or bonus under any other Solutia retention plan, agreement, or arrangement, Employee must waive his or her rights to such other retention award or bonus in order to be eligible for the Special Award hereunder.

              v) If Solutia files for relief under Chapter 11 of U.S. Bankruptcy Code, then this Agreement will be subject to approval by the U.S. Bankruptcy Court, and shall be retroactively null and void if such approval is not obtained.

              vi) Solutia retains the right to condition payment of any portion of the Special Award on Employee signing a waiver and release, in a form acceptable to Solutia.

3)       GENERAL
         -------

         a) Employee agrees not to disclose the existence of this Agreement or any of its terms to anyone other than Employee's spouse and a financial or legal advisor who agrees in writing to be bound not to make any such disclosure. Notwithstanding anything to the contrary in this Agreement, in the event this Agreement or its terms are disclosed by Employee, Employee's spouse or a legal or financial advisor, Employee will not receive any portion of the Special Award.

         b) All amounts required by law to be withheld from any payment made pursuant to this Agreement, including any and all amounts required to be withheld by the Internal Revenue Code or by the Federal Insurance Contribution Act, any applicable state or foreign country's income tax act, any applicable city, county or municipality's earnings or income tax act, will be withheld.

         c) This Agreement will be binding upon and inure to the benefit of Employee and Employee's estate, and Solutia and any successor, direct or indirect, of Solutia,


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              whether such succession, direct or indirect, of Solutia,
              results from a merger, consolidation, liquidation, reorganization, purchase of securities, acquisition of assets or otherwise.

         d) The interests of Employee under this Agreement are not subject to the claims of Employee's creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated or encumbered. Any attempt by Employee or any other person or entity to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder will be void and shall terminate any obligation of Solutia hereunder to make payment. At no time will any interest or other charge be due or payable on any amounts owing hereunder.

         e) The payment provided under this Agreement is not intended to qualify under Section 401 of the Internal Revenue Code and will be paid from the general assets of Solutia or a third party. Nothing contained herein shall require Solutia to segregate any monies from its general funds or to create any trusts, or to make any special deposits for amounts payable to Employee. In no case will any amounts paid under this Agreement be taken into account in determining any of Employee's Solutia benefits, including without limitation savings and investment plan contributions, pension, life insurance and disability or in determining any other incentive award or compensation.

         f) Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

         g) Solutia has full power and authority in its sole discretion to construe, interpret, and administer this Agreement. Decisions of Solutia shall be final, conclusive, and binding on all parties hereto.

         h) This Agreement will in all respects be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to conflicts of law principles thereunder.

         i) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof, if any.

         j) In the event of any breach by Employee of any term or condition set forth in this Agreement, Employee's right to receive the Special Award shall immediately be forfeited.


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         k)   The Employee acknowledges that Employee has carefully read this Agreement in its entirety, fully understands its provisions and its final and binding effect, and that Employee is signing this Agreement voluntarily.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

                                        SOLUTIA INC.



                                        By:   _____________________________
                                               Susan E. Bevington

                                        Title: Vice President, Human Resources

Accepted and Agreed to

EMPLOYEE:


By:   ________________________________


      ________________________________
      Printed Name





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